UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

PERRIGO COMPANY

(Exact name of registrant as specified in its charter)

MICHIGAN	001-09689	38-2799573
(State of other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

515 Eastern Avenue, Allegan, Michigan	49010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (269) 673-8451

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 6, 2013, the Board of Directors of Perrigo Company (the “Company”) approved an amendment and restatement of the charter of the Compensation Committee of the Company’s Board of Directors. The purpose of the amendment and restatement was to add language to that charter to memorialize the Company’s existing practice of maintaining a Section 162(m) Subcommittee of the Compensation Committee. The Compensation Committee has delegated to the Section 162(m) Subcommittee, among other things, the responsibility and authority for administering the Perrigo Company Annual Incentive Plan. The current members of the Section 162(m) Subcommittee are Ellen R. Hoffing and Ran Gottfried, each of whom is independent under the Company’s independence guidelines and the rules of the New York Stock Exchange and each of whom is an “outside director” for purposes of Section 162(m). A copy of the amended and restated Compensation Committee Charter is filed herewith as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Perrigo Company Compensation Committee Charter.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY (Registrant)

Dated: November 6, 2013	By:	/s/ Judy L. Brown
Judy L. Brown Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 99.1 – Perrigo Company Compensation Committee Charter.